EXHIBIT 10.11
LEASE COMMENCEMENT AGREEMENT
     Pursuant to the 5th Amendment to the Lease dated the 31st day of August 2005, entered into by and between 1899 L Street Tower LLC, as Landlord, and Blackboard, Inc., as Tenant.
     Landlord and Tenant do hereby agree that the tenant previously occupying the “Additional Third Floor Premises” vacated as of December 16, 2005. Per the 5th Amendment to the Lease dated the 31st day of August 2005, the lease commencement date of the “Additional Third Floor Premises” shall be the date that is fifteen (15) days after the tenant previously occupying the “Additional Third Floor Premises” vacates. Therefore, Landlord and Tenant do hereby declare that The Lease for the “Additional Third Floor Premises” is in full force and effect and commences as of the 1st day of January, 2006; Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to such date; and Tenant has no right or set-off against any rentals. The Rent Commencement Date is hereby established to be January 1, 2006.

WITNESS:		LANDLORD:
1899 L Street Tower LLC

By	/s/ Mellonie Sanborn	By	/s/ John F. Loehr

Name:	Mellonie Sanborn	Name:	John F. Loehr

WITNESS:		TENANT:
Blackboard, Inc.

By	/s/ Chelisse Dunn	By	/s/ Matthew Small

Name:	Chelisse Dunn	Name:	Matthew Small